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                                                              EXHIBIT 99-B.10(a)



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 2001 on the financial statements of Separate Account One of Northern Life Insurance Company and our report dated March 21, 2001 on the statutory basis financial statements of Northern Life Insurance Company in Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 33-90474) and Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-9002) and related Prospectuses of Advantage (SM) Annuity and Advantage Century (SM) Annuity and accompanying Statement of Additional Information of Advantage(SM) Annuity, Advantage Century (SM) Annuity and Advantage Century Plus
(SM) Annuity.


                              /s/ Ernst & Young LLP


Minneapolis, Minnesota
August 13, 2001